UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013 (May 10, 2013)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

ITEM 2.03                                  Creation of a Direct Financial Obligation.

On May 10, 2013, iStar Financial Inc. (the “Company”) issued (i) $265 million aggregate principal amount of the Company’s 3.875% Senior Notes due 2016 (the “2016 Notes”); and (ii) $300 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2018 (the “2018 Notes” and together with the 2016 Notes, the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001, as amended and supplemented by a supplemental indenture with respect to the 2016 Notes, dated as of May 10, 2013 (as supplemented, the “2016 Notes Indenture”), between the Company and U.S. Bank National Association (the “Trustee”) and a supplemental indenture with respect to the 2018 Notes, dated as of May 10, 2013 (as supplemented, the “2018 Notes Indenture” and together with the 2016 Notes Indenture, the “Indentures”), between the Company and the Trustee.  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The 2016 Notes bear interest at an annual rate of 3.875% and mature on July 1, 2016.  The 2018 Notes bear interest at an annual rate of 4.875% and mature on July 1, 2018.  The Company will pay interest on the Notes on each January 1 and July 1, commencing on January 1, 2014.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indentures), each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest.

Copies of the underwriting agreement and supplemental indentures relating to the 2016 Note and the 2018 Note are attached hereto as Exhibits 1.1, 4.1 and 4.3, respectively, and incorporated by reference herein.  The base indenture dated February 5, 2001 has been previously filed as an exhibit to the Company’s Form S-3 filed on February 12, 2001.  Copies of the 2016 Note and the 2018 Note are attached hereto as Exhibits 4.2 and 4.4, respectively, and incorporated by reference herein.  For a complete description of the Notes, please see the full text of the applicable Indenture and Note.

ITEM 9.01                                  Financial Statements and Exhibits.

1.1                               Underwriting Agreement, dated May 7, 2013, by and among iStar Financial Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1                               Twenty-Third Supplemental Indenture, dated May 10, 2013, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2                               3.875% Senior Notes due 2016 — Global Note.

4.3                               Twenty-Fourth Supplemental Indenture, dated May 10, 2013, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.4                               4.875% Senior Notes due 2018 — Global Note.

5.1                               Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1                        Consent of Clifford Chance US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 16, 2013	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: May 16, 2013	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1

Underwriting Agreement, dated May 7, 2013, by and among iStar Financial Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several underwriters named therein, relating to the Notes.

4.1	Twenty-Third Supplemental Indenture, dated May 10, 2013, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.2	3.875% Senior Notes due 2016 — Global Note.

4.3	Twenty-Fourth Supplemental Indenture, dated May 10, 2013, between iStar Financial Inc. and U.S. Bank National Association, as trustee.

4.4	4.875% Senior Notes due 2018 — Global Note.

5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).